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                               EXHIBIT (24(a))

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



P. H. Glatfelter Company

          We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1994 on the consolidated financial statements of P. H. Glatfelter Company and subsidiaries appearing in and incorporated by reference in your Annual Report on Form 10-K for the fiscal year ended December 31, 1993.



                              DELOITTE & TOUCHE



Philadelphia, Pennsylvania
June 30, 1994